Exhibit 99.1

CIT Reports Fourth Quarter and Full Year 2020 Results NEW YORK – January 26, 2021 – CIT Group Inc. (NYSE: CIT) today reported fourth quarter and full year 2020 financial results.
Financial Results

Fourth quarter loss to common shareholders of $4 million or $0.04 per diluted common shares.

Excluding noteworthy items[1], fourth quarter net income available to common shareholders of $148 million or $1.50 per diluted common share. Noteworthy items included a goodwill impairment charge of $102 million (after-tax) or $1.03 per diluted common share resulting in part from the implied valuation of the pending merger with First Citizens BancShares.

Full year loss to common shareholders of $646 million or $6.57 per diluted common shares.

Excluding noteworthy items, full year loss to common shareholders of $69 million or $0.70 per diluted common share[1].  Results reflect a return to profitability in the third and fourth quarters after building credit reserves in the first half of 2020 due to the impact of the global pandemic and its adverse effect on the macroeconomic environment along with the adoption of the Current Expected Credit Losses (CECL) standard, as well as a dramatic decrease in market interest rates in the first quarter.

Chairwoman and CEO Commentary

“2020 was a defining year for CIT,” said CIT Chairwoman and Chief Executive Officer Ellen R. Alemany. “We completed the integration of Mutual of Omaha Bank ahead of schedule and began to realize synergies ahead of plan. We successfully navigated the dynamics of the pandemic as we continued to support our employees, customers and communities. And, we announced the capstone on our multi-year transformation with the agreement to merge with First Citizens.”

Alemany continued, “The core fundamentals of our business continued to strengthen as we prudently grew core average loans and leases by 5 percent, reduced average deposit costs by 83 basis points, improved operating expenses ahead of plan, and we maintained a well-capitalized balance sheet with strong liquidity and credit reserves. Looking ahead, we are focused on successfully completing the merger and creating a Top 20 U.S. bank that will deliver value for our shareholders, employees and communities.”

Strategic Pillars
Grow Core Businesses

•Average loans and leases in 2020 up 20% from 2019, reflecting the Mutual of Omaha Bank (MOB) Acquisition. Excluding MOB, 5% growth in average core loans and leases in 2020[1].

•Announced the merger with First Citizens BancShares (FCB), creating a Top 20 U.S. Bank with over $100 billion in assets.

Optimize Balance Sheet

•Average outstanding deposit costs decreased 21 bps compared to the prior quarter and 83 bps in 2020, reflecting rate reductions across all channels and average deposit growth in lower cost HOA and Commercial channels.

•Grew average HOA deposits by 3% from the prior quarter and over 20% in the full year.

Enhance Operating Efficiency	•Remained disciplined and focused on continuous improvement in operating efficiency. •Realized net cost reductions previously committed to achieve in 2021.
Maintain Strong Risk Management

•Well capitalized – CET1 ratio of 10.0%, well in excess of capital conservation buffer (CCB).

•Robust liquidity– Liquid Assets[2] of $10 billion or 18% of total assets.

•Diverse sources of stable deposits across channels.

•Strong allowance for credit losses (ACL) – 2.94% of total loans.

•Maintained proactive portfolio management and disciplined underwriting standards

Selected Financial Highlights:

[1]

Income to common shareholders excluding noteworthy items, Loss to common shareholders excluding noteworthy items and core loans and leases excluding MOB are all non-GAAP measures. See “Non-GAAP Measurements” at the end of this press release for a reconciliation of non-GAAP to GAAP financial information.

[2]

Liquid Assets includes Available Cash (unrestricted portions of cash, excluding amounts not accessible for liquidity, such as vault cash and deposits in transit) and High Quality Liquid Securities (readily marketable, unpledged securities, as well as pledged but not drawn against at the FHLB and available for sale and generally is comprised of Treasury and Agency securities held outright or via reverse repurchase agreements).

1

Select Financial Highlights*										2020
				4Q20 change from						change*
($ in millions)	4Q20	3Q20	4Q19	3Q20		4Q19		2020	2019	from 2019

Net finance revenue(1)	$335	$328	$350	$7	2%	$(15)	-4%	$1,337	$1,433	$(97)
Non-interest income	161	146	111	15	10%	50	45%	541	415	125
Total net revenue(1)	496	474	461	22	5%	35	8%	1,877	1,848	29
Goodwill impairment	140	-	-	140	NM	140	NM	485	-	485
Operating expenses and (gain) loss on debt extinguishment	320	296	259	24	8%	61	24%	1,295	1,114	182
Income from continuing operations before credit provision	36	179	203	(143)	-80%	(167)	-82%	97	735	(638)
Provision for credit losses	(1)	63	23	(64)	NM	(23)	NM	800	111	690
Income (loss) from continuing operations before provision (benefit) for income taxes	37	115	180	(79)	-68%	(143)	-80%	(703)	624	(1,327)
Provision (benefit) for income taxes	28	30	49	(2)	-5%	(21)	-43%	(88)	95	(183)
Income (loss) from continuing operations	9	86	131	(77)	-90%	(122)	-93%	(615)	529	(1,145)
Income from discontinued operations, net of taxes	-	-	-	-	NM	-	NM	-	1	(1)
Net income (loss)	9	86	131	(77)	-90%	(122)	-93%	(615)	530	(1,145)
Preferred stock dividends	12	3	10	9	NM	3	28%	31	19	12
Net (loss) income available to common shareholders	$(4)	$83	$121	$(87)	NM	$(125)	NM	$(646)	$511	$(1,157)
(Loss) income from continuing operations available to common shareholders	$(4)	$83	$121	$(87)	NM	$(125)	NM	$(646)	$511	$(1,157)
Noteworthy items(2)	152	(0)	-	152		152		578	(20)	598
Income (loss) from continuing operations available to common shareholders, excluding noteworthy items⁽¹⁾⁽²⁾	$148	$83	$121	$66	79%	$27	22%	$(69)	$490	$(559)

Per common share
Diluted (loss) income per common share	$(0.04)	$0.84	$1.27	$(0.88)	NM	$(1.31)	NM	$(6.57)	$5.27	$(11.84)
Diluted income (loss) per common share, excluding noteworthy items	$1.50	$0.84	$1.27	$0.66	79%	$0.23	18%	$(0.70)	$5.06	$(5.76)
Average diluted common shares outstanding (in thousands)	98,569	98,556	95,143	13	0%	3,426	4%	98,405	96,921	1,484
Tangible book value per common share (TBVPS)(1)	$51.34	$50.29	$56.77	$1.05	2%	$(5.42)	-10%	$51.34	$56.77	$(5.42)

Balance Sheet
Average loans and leases (includes HFS and net of credit balances)	$43,436	$44,126	$37,241	$(690)	-2%	$6,196	17%	$44,045	$36,851	$7,193
Average core loans and leases(1) (includes HFS and net of credit balances)	41,625	42,146	35,081	(521)	-1%	6,544	19%	42,042	34,379	7,663
Average earning assets (AEA)(1)	56,508	57,768	46,504	(1,260)	-2%	10,005	22%	56,392	46,267	10,125
New business volume	2,825	2,622	3,619	204	8%	(793)	-22%	12,111	13,082	(971)

Key performance metrics, continuing operations
Net finance margin(1)	2.37%	2.27%	3.01%	10bps		-64bps		2.37%	3.10%	-73bps
Net efficiency ratio(1)	62.7%	60.6%	54.8%	NM		NM		66.0%	58.2%	NM
Net charge-offs	1.48%	0.71%	0.40%	77bps		NM		1.14%	0.39%	75bps
Return on AEA (ROAEA)(1)	NM	0.57%	1.04%	NM		NM		NM	1.10%	NM
Return on tangible common equity (ROTCE)(1)	8.37%	7.24%	9.41%	NM		NM		NM	10.20%	NM

Key performance metrics, continuing operations excluding noteworthy items
Net finance margin(1)(2)	2.37%	2.27%	3.01%	10bps		-64bps		2.37%	3.10%	-73bps
Net efficiency ratio(1)(2)	54.9%	60.4%	54.8%	NM		9bps		61.9%	56.6%	NM
Net charge-offs	1.48%	0.71%	0.40%	77bps		NM		1.14%	0.39%	75bps
ROAEA(1)(2)	1.05%	0.57%	1.04%	48bps		1bps		NM	1.06%	NM
ROTCE(1)(2)	12.41%	7.22%	9.41%	NM		NM		NM	9.81%	NM

(1) Net finance revenue, total net revenue, TBVPS, AEA, net finance margin, net efficiency ratio, ROAEA, ROTCE and average core loans and leases are non-GAAP measures that management uses to evaluate the performance of the business. See "Non-GAAP Measurements" at the end of this press release for a reconciliation of non-GAAP to GAAP financial information, descriptions of the non-GAAP measures, and noteworthy items. TBVPS is detailed on page 17.

(2)We exclude noteworthy items due to their episodic nature and size. See "Non-GAAP Measurements" at the end of this press release for a reconciliation of non-GAAP to GAAP financial information and noteworthy items.

*Certain balances may not sum due to rounding.

2

Fourth Quarter Financial Highlights:

Net Revenue

•	Net finance revenue increased $7 million and net finance margin of 2.37% was up 10 bps from the prior quarter, reflecting lower deposit costs across deposit channels.
•	Other non-interest income increased $15 million from the prior quarter to $161 million, primarily driven by higher factoring commissions and fee income.

Operating Expenses

•

Operating expenses increased $24 million to $320 million due to noteworthy items. Operating expenses, excluding noteworthy items and intangible asset amortization[3], decreased $14 million from the prior quarter to $272 million, primarily due to lower compensation and professional fees.

Credit

•

Provision for credit losses was a modest net benefit of $1 million compared to $63 million charge in the prior quarter reflecting a current quarter $35 million net charge related to the Aviation Lending portfolio, which was transferred to held for sale (HFS), lower net charge-offs (excluding the Aviation Lending portfolio), lower reserves from a reduction in consumer loan balances and improvement in the macroeconomic scenario forecasts.

•

Net charge-offs were $138 million or $27 million excluding $111 million of net charge-offs related to the Aviation Lending portfolio, which was transferred to HFS, compared to $66 million in the prior quarter. A reserve of $76 million for the Aviation Lending portfolio was included within the ACL prior to the transfer to HFS.

•	Non-accruals decreased by $58 million to $588 million, reflecting the Aviation Lending portfolio being transferred to HFS.

Tax

•	The effective tax rate was 76%. The effective tax rate, excluding noteworthy items was 26%.[4]

Balance Sheet

•	Loans and leases to deposit ratio of 90% at CIT Bank and 104% at consolidated CIT Group. The increase in both ratios primarily reflects the planned decline in deposits in the quarter.
•	CET1 ratio increased to 10.0%, primarily reflecting quarterly earnings excluding goodwill impairment which does not impact regulatory capital.

[3]

Operating expenses, excluding noteworthy items and intangible asset amortization, is a non-GAAP measure. See “Non-GAAP Measurements” at the end of this press release for a reconciliation of non-GAAP to GAAP financial information.

[4]

Effective tax rate, excluding noteworthy items is a non-GAAP measure. "Non-GAAP Measurements" at the end of this press release for a reconciliation of non-GAAP to GAAP financial information and noteworthy items.

3

Noteworthy Items

Financial results for the fourth quarter included the following noteworthy items,

•	$102 million (after tax) ($1.03 per diluted common share) in goodwill impairment resulting in part from the valuation implied in the proposed merger with FCB.
•

$21 million (after tax) ($0.22 per diluted common share) increase to the income tax provision due to an adjustment to the deferred tax asset, primarily related to the sale of the Commercial Air business in 2017.

•

$13 million (after-tax) ($0.14 per diluted common share) facilities impairment resulting from the exit of leased facilities as part of our strategy to optimize our branch footprint and streamline office locations.

•	$9 million (after-tax) ($0.09 per diluted common share) related to FCB merger costs.
•	$7 million (after-tax) ($0.07 per diluted common share) in merger and integration costs related to the MOB acquisition.

4

2020 Financial Highlights:

Net Revenue

•	Net finance margin of 2.37% was down 73 bps from the prior year, primarily due to the prolonged lower rate environment.
•

Other non-interest income increased $125 million from the prior year to $541 million, primarily driven by higher fee income and higher gains on sales of loans, investment securities and leasing equipment.

Operating Expenses

•

Operating expenses increased $182 million to $1.3 billion, reflecting the MOB acquisition. Operating expenses, excluding noteworthy items and intangible asset amortization(5), increased $116 million to $1.16 billion from the prior year due to MOB base expenses, partially offset by cost reduction initiatives.

Credit

•	Provision for credit losses was $800 million, ($756 million excluding noteworthy items) (5), reflecting the adoption of CECL and the impact from the COVID-19 environment.
•	Net charge-offs of $427 million (1.14% of average loans) increased by $305 million from 2019, primarily from an increase in the Commercial Finance division of the Commercial Banking segment.

Tax

•	Effective tax rate was 12.5% and the effective tax rate, excluding noteworthy items (5), was 37%, up from 24% in 2019.

Balance Sheet

•	Tangible book value per share(5), of $51.34 decreased 10% from year-end 2019.
•	CET1 ratio of 10.0%, is down from 12.0% at year-end 2019 reflecting the MOB acquisition.

Noteworthy Items

Financial results for 2020 included the following noteworthy items:

•	$441 million (after tax) ($4.48 per diluted common share) in goodwill impairment.
•	$43 million (after tax) ($0.43 per diluted common share) in merger and integration costs related to the MOB acquisition.
•	$37 million (after tax) ($0.37 per diluted common share) in MOB Day 1 provision for credit losses.
•	$24 million (after-tax) ($0.24 per diluted common share) restructuring charge, primarily related to compensation and benefits expenses and contract terminations.
•	$21 million (after tax) ($0.22 per diluted common share) deferred tax provision adjustment primarily related to the sale of the Commercial Air business in 2017.
•	$13 million (after-tax) ($0.14 per diluted common share) related facilities impairment as a result of exiting leased facilities.

[5]

Measurements excluding noteworthy items and TBVPS are non-GAAP measurements. See “Non-GAAP Measurements” at the end of this press release for a reconciliation of non-GAAP to GAAP financial information.

5

•

$9 million (after tax) ($0.09 per diluted common share) reversal of compensation due to a decrease in the probability of achievement of certain performance conditions related to the Company’s stock-based compensation.

•	$9 million (after-tax) ($0.09 per diluted common share) related to FCB merger.

Income Statement Highlights:
Net Finance Revenue

Net Finance Revenue*				4Q20 change from
($ in millions)	4Q20	3Q20	4Q19	3Q20		4Q19

Interest income	$415	$423	$481	$(8)	-2%	$(66)	-14%
Net operating lease revenue
Rental income on operating leases	199	201	215	(2)	-1%	(16)	-8%
Depreciation on operating lease equipment	86	83	76	3	4%	9	12%
Maintenance and other operating lease expenses	54	49	41	6	12%	14	33%
Total net operating lease revenue(1)	59	70	98	(11)	-16%	(39)	-40%
Interest expense	140	166	230	(26)	-16%	(90)	-39%
Net finance revenue (2)	$335	$328	$350	$7	2%	$(15)	-4%

Average earning assets	$56,508	$57,768	$46,504	$(1,260)	-2%	$10,005	22%
Net finance margin(2)	2.37%	2.27%	3.01%	10bps		-64bps

(1)Net operating lease revenue is a non-GAAP measure, and is reconciled in the table as a combination of GAAP balances, rental income on operating leases less depreciation on operating lease equipment and maintenance and other operating lease expenses. Net operating lease revenue is used by management to monitor portfolio performance and returns on purchased equipment.

(2)These balances and metrics are non-GAAP measures used to measure the profitability of our earning assets. See "Non-GAAP Measurements" at the end of this press release for a reconciliation of non-GAAP to GAAP financial information.

*Certain balances may not sum due to rounding.
•	Net finance revenue increased to $335 million compared to $328 million in the prior quarter.
o	Lower deposit costs from lower rates in all deposit channels, particularly the online and branch channels.
o

Offset by lower Rail net operating lease revenue due to increased maintenance and storage costs, higher depreciation, reflecting new additions to the fleet and lower rental income from downward lease repricing.

o	Lower interest income reflecting lower average loans.
•	Net finance margin (net finance revenue as a percentage of average earning assets) was 2.37%, a 10 bps increase from 2.27% in the prior quarter.
o	Lower weighted average deposit costs, primarily from lower rates in the online and branch deposit channels as well as a higher mix of lower cost HOA and commercial deposits.
o	Mix shift to lower cash balances as compared to prior quarter.
o	Offset by lower yields on loans and investments
•	Net finance revenue decreased $15 million compared to the year-ago quarter.
o	Lower market rates impacting income on loans, cash and investment securities, partially offset by reduction in borrowing costs.
o	Lower net operating lease income in Rail, primarily due to lower utilization and renewal rates and higher depreciation, maintenance and storage costs.
o	Offset by lower deposit costs from lower rates across all deposit channels, and from the addition of lower-cost HOA and Commercial deposits that have increased notably.

6

•	Compared to the year-ago quarter, net finance margin decreased 64 bps.
o	Lower market rates impacting yields on loans, interest earning cash and investment securities as well as a higher mix of interest earning cash.
o	Lower operating lease yields in Rail.
o	Lower weighted average deposit costs and borrowing rates.

Other Non-Interest Income

Other Non-Interest Income*				4Q20 change from
($ in millions)	4Q20	3Q20	4Q19	3Q20		4Q19

Fee income	$36	$33	$29	$4	12%	$7	24%
Factoring commissions	29	20	26	9	47%	3	13%
Gains on leasing equipment, net of impairments	24	24	20	0	0%	5	24%
BOLI income	9	16	8	(7)	-46%	1	10%
Gains on investment securities, net of impairments	8	8	1	0	1%	8	NM
Property tax income	5	4	5	1	15%	(1)	-12%
Other income	50	41	23	9	21%	27	NM
Total other non-interest income	$161	$146	$111	$15	10%	$50	45%

*Certain balances may not sum due to rounding.
•	Other non-interest income was $161 million, up from $146 million in the prior quarter.
o	Higher factoring commissions resulting from increased volume.
o	Higher fee income reflecting modest increases across various fee generating activity.
o	Prior quarter’s BOLI income was elevated due to insurance payouts.
o	Other income includes an $8 million litigation recovery.
o	Consistent with prior quarter, other income includes a $25 million net gain on sale of approximately $68 million of LCM loans.
•	Other non-interest income increased by $50 million compared to the year-ago quarter.
o	Higher gains on sale of loans, investment securities and railcars as well as higher fee income.

7

Operating Expenses

Operating Expenses*				4Q20 change from
($ in millions)	4Q20	3Q20	4Q19	3Q20		4Q19

Compensation and benefits	$153	$149	$142	$4	3%	$11	8%
Technology	36	39	35	(3)	-8%	2	5%
Professional fees	28	22	20	5	24%	8	40%
Insurance	26	25	11	1	3%	15	NM
Net occupancy expense	35	20	16	15	76%	19	NM
Advertising and marketing	4	5	7	(1)	-21%	(3)	-46%
Property tax expense	5	5	6	(0)	-2%	(1)	-22%
Intangible asset amortization	8	9	6	(0)	-1%	3	45%
Other expenses	26	22	17	3	16%	9	51%
Total operating expenses	320	296	259	24	8%	61	24%
Noteworthy items	39	0	-	38	NM	39	NM
Intangible asset amortization	8	9	6	(0)	-1%	3	45%
Operating expenses, excluding noteworthy items and intangible asset amortization(1)	$272	$287	$253	$(14)	-5%	$20	8%
Net efficiency ratio(2)	62.7%	60.6%	54.8%	NM		NM
Net efficiency ratio, excluding noteworthy items and intangible asset amortization(2)	54.9%	60.4%	54.8%	NM		9bps

(1)Operating expenses excluding intangible asset amortization and noteworthy items is used by management to compare period over period expenses. Due to the exclusion of intangible amortization and noteworthy items, this is considered a non-GAAP measure, as reconciled to total operating expenses in the table.

(2)These metrics are non-GAAP measures. See "Non-GAAP Measurements" at the end of this press release for details on the calculation and description of the use of the metric. See non-GAAP disclosures for reconciliation of total net revenues.

*Certain balances may not sum due to rounding.
•	Operating expenses were $320 million, up $24 million from the prior quarter due to noteworthy items.
•	Operating expenses, excluding noteworthy items and intangible asset amortization, were $272 million compared to $287 million in the prior quarter.
o

Noteworthy items in the current quarter included merger and integration costs from the MOB acquisition, FCB merger costs and a restructuring charge related to facilities impairment included in the net occupancy expenses.

o

The prior quarter noteworthy items included merger and integration costs associated with the MOB acquisition which were offset by the reversal of compensation expense related to certain performance conditions related to the Company’s stock-based compensation.

•	Operating expenses increased by $61 million compared to the year-ago quarter, primarily due to noteworthy items and the addition of MOB-related expenses.
•

Operating expenses excluding noteworthy items and intangible asset amortization increased by $20 million compared to the year-ago quarter, primarily from the addition of MOB-related expenses, partially offset by cost reduction initiatives.

•

The net efficiency ratio increased to 63% from 61% in the prior quarter. The net efficiency ratio excluding noteworthy items and intangible asset amortization improved to 55% from 60% in the prior quarter reflecting an increase in total net revenues and lower operating expenses.

•

The net efficiency ratio was 55% in the year-ago quarter. The net efficiency ratio excluding noteworthy items and intangible asset amortization stayed flat at 55% from the year-ago quarter reflecting an increase in both total net revenues and operating expenses.

.

Balance Sheet Highlights:
Average Earning Assets

Average Earning Assets*				4Q20 change from
($ in millions)	4Q20	3Q20	4Q19	3Q20		4Q19

Interest-bearing cash	$6,244	$7,652	$1,404	$(1,409)	-18%	$4,840	NM
Investment securities and securities purchased under agreement to resell	6,829	5,990	7,859	839	14%	(1,031)	-13%
Loans and loans held for sale (net of credit balances of factoring clients)	35,591	36,302	30,015	(711)	-2%	5,576	19%
Operating lease equipment, net (including held for sale)	7,845	7,824	7,226	21	0%	620	9%
Average earning assets (AEA)	$56,508	$57,768	$46,504	$(1,260)	-2%	$10,005	22%

*All balances above are averages. Certain balances may not sum due to rounding.
•	AEA decreased by $1.3 billion from the prior quarter, largely driven by decrease in interest bearing cash and decline in loan balances which was partially offset by the increase in investments.
o	Average and total end of period loans and leases decreased 2% and 1% respectively from the prior quarter primarily due to the decline in consumer loans.
o	Commercial Banking average and period end loan and leases were relatively flat.
o	The decrease in consumer loans was primarily driven by LCM loan sales, portfolio run-off as well as higher prepayments overall.
•

At December 31, 2020, total cash (including non-interest-bearing cash), investment securities and securities purchased under agreement to resell was $11.1 billion, slightly down from $13.3 billion at the end of the prior quarter.

o	End of period cash balances declined by $2.7 billion while investment securities increased by $430 million.
o	Investment securities are primarily High Quality Liquid Securities.
•	AEA compared to the year-ago quarter increased by $10.0 billion, primarily from the MOB acquisition and growth in interest earning cash.
o

Average loans in the LCM portfolio decreased by approximately $350 million from the sale and continued run-off of loans that were partially offset by an increase in these loan balances from the adoption of CECL in the first quarter of 2020.

8

Deposits and Borrowings

Average Deposits and Borrowings*				4Q20 change from
($ in millions)	4Q20	3Q20	4Q19	3Q20		4Q19

Interest-bearing checking	$3,240	$3,283	$1,217	$(43)	-1%	$2,023	NM
Savings and money market	26,799	27,187	20,811	(389)	-1%	5,987	29%
Time deposits	10,875	11,851	11,957	(976)	-8%	(1,082)	-9%
Non-interest bearing checking	3,259	3,073	1,605	185	6%	1,654	NM
Total deposits	$44,172	$45,394	$35,590	$(1,222)	-3%	$8,583	24%

Online	$19,509	$20,830	$19,157	$(1,321)	-6%	$352	2%
Branch	11,685	11,923	11,572	(238)	-2%	114	1%
Commercial	4,646	4,419	1,943	227	5%	2,703	NM
Brokered	2,605	2,669	2,918	(64)	-2%	(313)	-11%
Homeowners association	5,727	5,552	-	175	3%	5,727	NM
Total deposits	$44,172	$45,394	$35,590	$(1,222)	-3%	$8,583	24%

Secured borrowings	$2,372	$2,825	$1,447	$(453)	-16%	$925	64%
Unsecured borrowings	4,732	4,732	4,418	(1)	0%	314	7%
Total borrowings	$7,104	$7,558	$5,865	$(454)	-6%	$1,239	21%

*All balances above are averages. Certain balances may not sum due to rounding.
•	Average deposits declined 3% from the prior quarter and continue to represent 86% of CIT’s total funding.
o	Decline reflected strategic rate reductions, mainly in our online and branch deposit channels, reducing higher cost deposits and managing excess liquidity.
o

Continued to shift the mix from time deposits to non-maturity deposits. Average non maturity deposits currently represent 75% of total deposits, compared to 74% in the prior quarter and 66% in the year-ago quarter.

o	End of period deposits were down $1.6 billion, commensurate with the reduction in excess interest-bearing cash.
•	The weighted average rate on average outstanding deposits decreased 21 bps to 0.70% from 0.91% in the prior quarter.
o	Decline primarily from lower rates across channels, especially the online and branch channels, along with growth in our lower cost Commercial and HOA deposit channels.
•

The weighted average rate on average outstanding deposits decreased 114 bps from 1.84% in the year-ago quarter, primarily from the addition of an average balance of $5.7 billion in HOA deposits with an average cost of 47 bps, along with lower rates in all other deposit channels.

•	The loans and leases-to-deposits ratio at CIT Bank was 90% at December 31, 2020, slightly up from 89% at September 30, 2020, and down from 94% at December 31, 2019.
•

For consolidated CIT Group, the loans and leases-to-deposits ratio was 104% at December 31, 2020, up from 101% at September 30, 2020, primarily reflecting the decline in period end deposits. For consolidated CIT Group, the loans and leases-to-deposits ratio was 109% at December 31, 2019. The reduction from the year-ago quarter primarily reflects growth in loans and deposits from the MOB acquisition.

•	Average unsecured borrowings comprised 9% of the funding mix, flat from the prior quarter.
o

The weighted average coupon on our unsecured senior and subordinated debt was 4.75% at December 31, 2020, unchanged from September 30, 2020, with a weighted average maturity of approximately 3.2 years and approximately 3.5 years, respectively.

9

o

On December 23, 2020 CIT Group gave notice of its intention to redeem on February 9, 2021, 100% of the aggregate principal amount ($500 million) of its outstanding 4.125% Senior Notes due March 2021 at par.

•	Average secured borrowings comprised 5% of the funding mix, remaining flat from the prior quarter.
o	Secured borrowings at December 31, 2020 were down by $1.5 billion reflecting a pay down of Federal Home Loan Bank debt late in the quarter.

Capital

Capital*				4Q20 change from
($ in millions, except per share amounts)	4Q20	3Q20	4Q19	3Q20		4Q19

Preferred stock	$525	$525	$525	$-	0%	$-	0%
Common stockholders' equity	$5,198	$5,239	$5,814	$(41)	-1%	$(616)	-11%
Book value per common share (BVPS)	$52.71	$53.17	$61.37	$(0.50)	-1%	$(8.65)	-14%
Tangible common equity(1)	$5,063	$4,955	$5,378	$108	2%	$(315)	-6%
Tangible book value per common share (TBVPS)(2)	$51.34	$50.29	$56.77	$1.05	2%	$(5.42)	-10%

Common shares outstanding (thousands)	98,609	98,526	94,743	83	0%	3,867	4%

Total risk-based capital(3)	$6,863	$6,792	$6,983	$71	1%	$(120)	-2%
Risk-weighted assets(3)	$51,847	$51,900	$45,262	$(53)	0%	$6,585	15%
Total capital ratio(3)	13.2%	13.1%	15.4%	13bps		NM
CET1 ratio(3)	10.0%	9.9%	12.0%	11bps		NM

Common dividends paid	$35	$35	$34	$-		$1

(1)Tangible common equity is a non-GAAP measure that represents CIT’s common stockholders’ equity, less goodwill and intangible assets. Tangible common equity is considered a key financial performance measurement by management and is used by other financial institutions. See Non-GAAP measures at the end of this press release and page 15, the unaudited consolidated balance sheets table, for a reconciliation of Non-GAAP to GAAP financial information.

(2)TBVPS is a non-GAAP measure, which represents an adjusted common shareholders’ equity balance that has been reduced by goodwill and intangible assets. Tangible book value is used to compute a per common share amount, which is used to evaluate our use of equity. See Non-GAAP measures at the end of this press release and page 15.

(3)Balances and ratios on fully phased-in basis.
*Certain balances may not sum due to rounding.
•	Common stockholders’ equity decreased modestly from the prior quarter, driven by the net loss in the quarter and dividend payouts.
o	Tangible book value per common share increased to $51.34 at December 31, 2020.
•	RWAs were relatively flat compared to the prior quarter.
•

The preliminary CET1 Capital ratio at December 31, 2020 of 10.0% increased slightly from 9.9% at the end of the prior quarter, and the preliminary Total Capital ratio increased slightly to 13.2% from 13.1% in the prior quarter.

•

Capital actions in the quarter included a regular quarterly cash dividend of $0.35 per common share, a regular semiannual cash dividend of $29 per Series A preferred shares and a regular quarterly dividend of approximately $0.35 per Series B preferred share.

o

On January 22, 2021, CIT’s Board of Directors declared a quarterly cash dividend of $0.35 per common share on outstanding common stock payable on February 19, 2021 to common shareholders of record as of February 5, 2021.

o

On January 22, 2021, CIT’s Board of Directors declared a quarterly cash dividend of approximately $0.35 per share on outstanding Series B preferred stock payable on March 15, 2021 to Series B preferred shareholders of record as of February 26, 2021.

10

Asset Quality:

Asset Quality*				4Q20 change from
($ in millions)	4Q20	3Q20	4Q19	3Q20		4Q19

Provision for credit losses(1)	$(1)	$63	$23	$(64)	NM	$(23)	NM
Net charge-offs (NCOs)	$138	$66	$32	$72	NM	$106	NM
NCOs as a % of average loans	1.48%	0.71%	0.40%	77bps		NM

Commercial Banking ACL	$934	$1,049	$460	$(116)	-11%	$473	NM
Commercial Banking ACL as a % of loans	3.26%	3.59%	1.89%	-33bps		NM
Total ACL	$1,064	$1,206	$483	$(142)	-12%	$581	NM
Total ACL as a % of loans	2.94%	3.23%	1.56%	-29bps		NM

Allowance for off-balance sheet credit exposures(1)	$78	$75	$37	$4	5%	$41	NM

Non-accrual loans	$588	$647	$326	$(58)	-9%	$262	80%
Non-accrual loans as a % of loans	1.63%	1.73%	1.05%	-10bps		58bps

(1) The provision for credit losses includes amounts related to the allowance for off-balance sheet credit exposures on unfunded loan commitments, letters of credit and deferred purchase agreements. The allowance for off-balance sheet credit exposures are included in other liabilities.

*Certain balances may not sum due to rounding.

Provision

•	We had a net provision benefit of $1 million, compared to $63 million provision expense in the prior quarter.
o

The Commercial Banking segment provision decreased to $23 million this quarter. The provision included a $35 million charge related to the Aviation Lending portfolio within Commercial Finance, which was transferred to HFS this quarter and a reduction in the ACL from improvement in the macroeconomic scenario forecasts.

▪	The transfer of the Aviation Lending portfolio to HFS generated a net charge-off of $111 million, of which $76 million was previously reserved.
o	The Consumer Banking provision reflected a benefit of $23 million resulting from portfolio run off, sale of LCM loans as well as improvement in the macroeconomic scenario forecasts.
•

The provision in the prior quarter consisted of an $88 million expense related to the Commercial Banking segment and $25 million benefit in the Consumer Banking segment, which included $10 million reserve release from the sale of LCM loans.

•	The provision in the year-ago quarter of $23 million included $25 million related to the Commercial Banking segment, while the Consumer Banking segment had a $2 million benefit.

Net Charge-offs

•

Net charge-offs were $138 million (1.48% of average loans), or $27 million (0.29% of average loans) excluding the impact of transferring the Aviation Lending portfolio to HFS, compared to $66 million (0.71%) in the prior quarter and $32 million (0.40%) in the year-ago quarter.

o

Commercial Banking segment reported net charge-offs of $135 million (1.84% of average loans), or $24 million (0.34% of average loans), excluding the impact of transferring the Aviation Lending portfolio to HFS.

11

Allowance for Credit Losses (ACL)

•

The ACL was $1.1 billion (2.94% of loans) at December 31, 2020, down from $1.2 billion (3.23% of loans) at September 30, 2020 primarily due to the Aviation Lending portfolio being transferred to HFS as well as lower loan balances and improvement in macroeconomic scenario forecasts.

o	The ACL increased from $483 million (1.56% of loans) at December 31, 2019, due to the implementation of CECL, the MOB acquisition as well as impacts of the COVID-19 pandemic.
o

In the Commercial Banking segment, the ACL was $934 million (3.26% of loans) at December 31, 2020, compared to $1,049 million (3.59%) at September 30, 2020 and $460 million (1.89%) at December 31, 2019.

o	In the Consumer Banking segment, the ACL was $130 million (1.73% of loans) at December 31, 2020, compared to $157 million (1.94%) at September 30, 2020 and $22 million (0.34%) at December 31, 2019.

Non-accrual Loans

•	Non-accrual loans were $588 million (1.63% of loans) at December 31, 2020, compared to $647 million (1.73%) at September 30, 2020 and $326 million (1.05%) at December 31, 2019.
•	In Commercial Banking, non-accrual loans were $395 million (1.38% of loans) at December 31, 2020, compared to $498 million (1.70%) at September 30, 2020 and $308 million (1.26%) at December 31, 2019.
o	The decrease from the prior quarter was primarily driven by Aviation Lending non-accruals being transferred to HFS.
o	The increase from the year-ago quarter includes additions primarily in Commercial Finance and Real Estate Finance divisions.
•

In Consumer Banking, non-accrual loans were $193 million (2.57% of loans) at December 31, 2020, an increase from $149 million (1.84%) at September 30, 2020, and $18 million (0.28%) at December 31, 2019.

o

The increase from the prior quarter was primarily driven by additions largely related to COVID impacted loans that became delinquent after the initial deferral period ended. The majority of these nonaccrual loans relate to LCM ($139 million), which carry a significant discount and have strong loan-to-value ratios and are therefore not expected to result in significant losses.

o

In the year-ago quarter, non-accruals in Consumer Banking consisted primarily of non-purchase credit impaired (PCI) loans in LCM, as PCI loans were excluded from non-accrual status. Upon adoption of CECL, PCI loans were accounted for as PCD loans, which are subject to the same presentation and disclosure requirements as non-PCD loans.

COVID-19 Related Deferments

•	As of December 31, 2020, loan balances on COVID-19 related deferral was $459 million or 1% of total loans, down from $984 million or 3% of total loans at September 30, 2020.
•	As of December 31, 2020, there were no factored invoices that had extended terms compared to $2.7 million at September 30, 2020 that had extended terms by 30 to 90 days.
•	As of December 31, 2020, accrued rentals on operating leases related to accounts with COVID-19 modifications were approximately $7 million compared to $5 million at September 30, 2020.

12

About CIT

CIT is a leading national bank focused on empowering businesses and personal savers with the financial agility to navigate their goals. CIT Group Inc. (NYSE: CIT) is a financial holding company with over a century of experience and operates a principal bank subsidiary, CIT Bank, N.A. (Member FDIC, Equal Housing Lender). The company's commercial banking segment includes commercial financing, community association banking, middle market banking, equipment and vendor financing, factoring, railcar financing, treasury and payments services, and capital markets and asset management. CIT's consumer banking segment includes a national direct bank and regional branch network. Discover more at cit.com/about.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “will,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. In particular, any projections or expectations regarding our pending merger with First Citizens, our future revenues, expenses, earnings, capital expenditures, deposits or stock price, as well as the assumptions on which such expectations are based, are such forward-looking statements reflecting only our current judgment and are not guarantees of future performance or results. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that: (i) CIT is unsuccessful in implementing its strategy and business plan, including planned or potential acquisitions or divestitures; (ii) CIT is unable to react to and address key business and regulatory issues; (iii) CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements; (iv) CIT becomes subject to liquidity constraints and higher funding costs; (v) the parties to a transaction do not obtain regulatory or other approvals or satisfy closing conditions to the transaction on a timely basis, or at all, or approvals are subject to conditions that are not anticipated; or (vi) changes in asset quality and credit risk, interest rates and capital markets or other economic conditions. Further, additional factors relating to CIT’s pending merger with First Citizens could cause actual results to differ materially from any forward-looking statements, including (a) CIT’s and First Citizens’ ability to obtain regulatory approvals and meet other closing conditions to the merger and (b) delays in closing the merger. In addition statements about the potential effects of the COVID-19 pandemic on our business, results of operations and financial condition may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, action taken by government authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers and service providers  and on economies and markets more generally. We further describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2019, and our latest quarterly report on Form 10-Q for the quarter ended September 30, 2020, both of which were filed with the Securities and Exchange Commission , and in the definitive proxy statement regarding the pending merger with First Citizens that was filed by CIT with the Securities and Exchange Commission on December 23, 2020.. Information regarding CIT’s capital ratios consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as CIT completes its financial statements. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

Non-GAAP Measurements

Net finance revenue, net operating lease revenue and average earning assets are non-GAAP measurements used by management to gauge portfolio performance. Operating expenses excluding restructuring costs and intangible amortization is a non-GAAP measurement used by management to compare period over period expenses. Net efficiency ratio measures operating expenses (net of restructuring costs and intangible amortization) to our level of total net revenues. Total assets from continuing operations is a non-GAAP measurement used by management to analyze the total asset change on a more consistent basis. Tangible book value and tangible book value per common share are non-GAAP metrics used to analyze banks. Net income excluding noteworthy items, income from continuing operations excluding noteworthy items, and Return of Tangible Common Equity excluding noteworthy items are non-GAAP measures used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations.

Important Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction between CIT and with First Citizens, First Citizens filed with the Securities and Exchange Commission a registration statement on Form S-4 (File No. 333-250131), as amended on December 21, 2020, to register the shares of First Citizens’ capital stock that will be issued to CIT’s stockholders in connection with the proposed transaction.  The registration statement includes a joint proxy statement of First Citizens and CIT that also constitutes a prospectus of First Citizens.  The registration statement was declared effective by the Securities and Exchange Commission on December 23, 2020, and the definitive joint proxy statement/prospectus was mailed to CIT’s and First Citizens’ stockholders of record on or about December 30,

13

2020 seeking their approval of the proposed transaction and the issuance of First Citizens shares in the proposed transaction, respectively.  This communication does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 (AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS CONTAIN IMPORTANT INFORMATION REGARDING FIRST CITIZENS, CIT, THE PROPOSED TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of these documents and other documents filed with the Securities and Exchange Commission by First Citizens or CIT through the website maintained by the Securities and Exchange Commission at http://www.sec.gov or from First Citizens at its website, www.firstcitizens.com, or from CIT at its website, www.cit.com.  Documents filed with the Securities and Exchange Commission by First Citizens will be available free of charge by accessing the “Newsroom” page of First Citizens’ website at www.firstcitizens.com or, alternatively, by directing a request by telephone or mail to First Citizens BancShares, Inc., Mail Code: FCC-22, PO Box 27131, Raleigh, North Carolina 27611-7131, (919) 716-7000, and documents filed with the Securities and Exchange Commission by CIT will be available free of charge by accessing CIT’s website at www.cit.com under the tab “About Us,” and then under the heading “Investor Relations” or, alternatively, by directing a request by telephone or mail to CIT Group Inc., One CIT Drive, Livingston, New Jersey 07039, (866) 542-4847.

Participants in the Proposed Transaction

CIT, First Citizens, and certain of their respective directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of each of First Citizens and CIT in connection with the proposed transaction under the rules of the Securities and Exchange Commission.  Certain information regarding the interests of the directors and executive officers of First Citizens and CIT and other persons who may be deemed participants in the solicitation of the stockholders of First Citizens or of CIT in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, has been included in the definitive proxy statement related to the proposed transaction that was filed by CIT with the Securities and Exchange Commission on December 23, 2020.  Additional information about First Citizens, the directors and executive officers of First Citizens and their ownership of First Citizens’ common stock can also be found in First Citizens’ definitive proxy statement in connection with its 2020 annual meeting of stockholders, as filed with the Securities and Exchange Commission on February 26, 2020, and other documents subsequently filed by First Citizens with the Securities and Exchange Commission.  Additional information about CIT, the directors and executive officers of CIT and their ownership of CIT common stock can also be found in CIT’s definitive proxy statement in connection with its 2020 annual meeting of stockholders, as filed with the Securities and Exchange Commission on April 2, 2020, and other documents subsequently filed by CIT with the Securities and Exchange Commission.  These documents can be obtained free of charge from the sources described above.

###

CIT MEDIA RELATIONS:	CIT INVESTOR RELATIONS:
Gina Proia	Barbara Callahan
(212) 771-6008 Gina.Proia@cit.com	(973) 740-5058 Barbara.Callahan@cit.com

14

CIT GROUP INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income
(dollars in millions, except per share data)

	Quarters Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Interest income
Interest and fees on loans	$387.2	$395.8	$428.2	$1,667.8	$1,783.3
Other interest and dividends	28.0	27.5	53.2	131.2	233.5
Total interest income	415.2	423.3	481.4	1,799.0	2,016.8
Interest expense
Interest on deposits	77.7	103.2	163.4	475.8	664.9
Interest on borrowings	61.9	62.3	66.4	257.5	287.1
Total interest expense	139.6	165.5	229.8	733.3	952.0
Net interest revenue	275.6	257.8	251.6	1,065.7	1,064.8
Provision for credit losses	(0.5)	63.3	22.6	800.3	110.8
Net interest revenue, after credit provision	276.1	194.5	229.0	265.4	954.0
Non-interest income
Rental income on operating lease equipment	198.9	201.3	215.3	810.9	857.7
Other non-interest income	161.3	146.0	111.3	540.5	415.2
Total non-interest income	360.2	347.3	326.6	1,351.4	1,272.9
Non-interest expenses
Depreciation on operating lease equipment	85.5	82.5	76.4	327.4	308.6
Maintenance and other operating lease expenses	54.2	48.6	40.7	212.5	180.7
Operating expenses	319.6	295.5	258.5	1,309.9	1,113.2
Goodwill impairment	140.4	-	-	485.1	-
(Gain) loss on debt extinguishment and deposit redemption	0.1	-	0.1	(14.7)	0.5
Total non-interest expenses	599.8	426.6	375.7	2,320.2	1,603.0
Income (loss) from continuing operations before provision (benefit) for income taxes	36.5	115.2	179.9	(703.4)	623.9
Provision (benefit) for income taxes	27.9	29.5	49.3	(88.1)	94.5
Income (loss) from continuing operations	8.6	85.7	130.6	(615.3)	529.4

Discontinued operations
Income from discontinued operations, net of taxes	-	-	-	-	0.5
Net income (loss)	$8.6	$85.7	$130.6	$(615.3)	$529.9
Less: preferred stock dividends	12.2	2.8	9.5	31.1	18.9
Net (loss) income available to common shareholders	$(3.6)	$82.9	$121.1	$(646.4)	$511.0
(Loss) income from continuing operations available to common shareholders	$(3.6)	$82.9	$121.1	$(646.4)	$510.5

Basic (loss) income per common share
(Loss) income from continuing operations	$(0.04)	$0.84	$1.28	$(6.57)	$5.29
Income from discontinued operations, net of taxes	-	-	-	-	0.01
Basic (loss) income per common share	$(0.04)	$0.84	$1.28	$(6.57)	$5.30
Average number of common shares - basic (thousands)	98,569	98,523	94,745	98,405	96,503

Diluted (loss) income per common share
(Loss) income from continuing operations	$(0.04)	$0.84	$1.27	$(6.57)	$5.27
Income from discontinued operations, net of taxes	-	-	-	-	-
Diluted (loss) income per common share	$(0.04)	$0.84	$1.27	$(6.57)	$5.27
Average number of common shares - diluted (thousands)	98,569	98,556	95,143	98,405	96,921

15

CIT GROUP INC. AND SUBSIDIARIES
Unaudited Consolidated Balance Sheets
(dollars in millions, except per share data)

	December 31,	September 30,	December 31,
	2020	2020	2019

Assets
Total cash and interest bearing cash	$4,011.7	$6,705.6	$2,685.6
Securities purchased under agreement to resell	150.0	-	950.0
Investment securities	6,889.0	6,608.8	6,276.8
Assets held for sale	721.2	56.7	32.1
Loans	36,144.6	37,319.6	30,998.9
Allowance for credit losses	(1,063.8)	(1,206.2)	(482.6)
Loans, net of allowance for credit losses	35,080.8	36,113.4	30,516.3
Operating lease equipment, net	7,836.6	7,799.3	7,319.7
Goodwill	-	140.4	369.9
Bank-owned life insurance	1,168.8	1,160.4	1,043.2
Other assets	2,248.5	2,280.4	1,639.2
Total assets	$58,106.6	$60,865.0	$50,832.8

Liabilities
Deposits	$43,071.6	$44,706.2	$35,139.5
Credit balances of factoring clients	1,719.9	1,320.2	1,176.2
Other liabilities	1,754.9	1,789.9	1,704.7
Borrowings
FHLB advances	1,100.0	2,550.0	1,650.0
Other secured and structured financings	6.1	3.1	361.1
Senior unsecured	4,236.3	4,236.9	3,967.9
Subordinated unsecured	494.9	494.7	494.4
Total borrowings	5,837.3	7,284.7	6,473.4
Total liabilities	52,383.7	55,101.0	44,493.8
Equity
Stockholders' equity
Preferred stock	525.0	525.0	525.0
Common stock	1.6	1.6	1.6
Paid-in capital	6,892.0	6,882.1	6,853.7
Retained earnings	1,428.3	1,467.1	2,307.6
Accumulated other comprehensive income (loss)	35.7	46.4	(52.1)
Treasury stock, at cost	(3,159.7)	(3,158.2)	(3,296.8)
Total common stockholders' equity	5,197.9	5,239.0	5,814.0
Total equity	5,722.9	5,764.0	6,339.0
Total liabilities and equity	$58,106.6	$60,865.0	$50,832.8

Book Value Per Common Share

Common stockholders' equity	$5,197.9	$5,239.0	$5,814.0
Less: goodwill	-	140.4	369.9
Less: intangible assets	134.9	143.4	66.0
Tangible common equity	5,063.0	4,955.2	5,378.1

Book value per common share	$52.71	$53.17	$61.37
Tangible book value per common share(1)	$51.34	$50.29	$56.77
Outstanding common shares (in thousands)	98,609	98,526	94,743

(1)Tangible book value per common share is a non-GAAP measure, which represents an adjusted common shareholders’ equity balance that has been reduced by goodwill and intangible assets. Tangible book value per common share is used to compute a per common share amount, which is used to evaluate our use of equity.

16

CIT GROUP INC. AND SUBSIDIARIES
Average Balances and Rates
(dollars in millions)

	Quarters Ended
	December 31, 2020			September 30, 2020			December 31, 2019
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Interest bearing cash	$6,243.6	$1.6	0.10%	$7,652.1	$2.1	0.11%	$1,403.7	$6.5	1.85%
Investment securities and securities purchased under agreements to resell	6,828.6	26.4	1.55%	5,989.9	25.4	1.70%	7,859.4	46.7	2.38%
Loans and loans held for sale (net of credit balances of factoring clients)	35,590.9	387.2	4.35%	36,301.6	395.8	4.36%	30,015.0	428.2	5.71%
Operating lease equipment, net (including held for sale)	7,845.3	59.2	3.02%	7,824.4	70.2	3.59%	7,225.6	98.2	5.44%
Average earning assets (AEA)(Non-GAAP)	56,508.4	474.4	3.36%	57,768.0	493.5	3.42%	46,503.7	579.6	4.99%
Non-interest earning assets
Cash and due from banks	162.6			175.9			150.8
Allowance for credit losses	(1,186.1)			(1,196.1)			(487.2)
All other non-interest bearing assets	3,524.3			3,685.8			3,158.8
Total Average Assets	$59,009.2			$60,433.6			$49,326.1
Liabilities
Interest-bearing deposits and borrowings
Deposits	$40,913.3	77.7	0.76%	$42,320.5	103.2	0.98%	$33,984.4	163.4	1.92%
Borrowings	7,103.6	61.9	3.49%	7,557.5	62.3	3.30%	5,864.5	66.4	4.53%
Total interest-bearing liabilities	48,016.9	139.6	1.16%	49,878.0	165.5	1.33%	39,848.9	229.8	2.31%
Non-interest bearing deposits	3,258.7			3,073.4			1,605.1
Other non-interest bearing liabilities	1,981.9			1,734.2			1,673.6
Stockholders' equity	5,751.7			5,748.0			6,198.5
Total Average Liabilities and Stockholders' Equity	$59,009.2			$60,433.6			$49,326.1

	Years Ended
	December 31, 2020			December 31, 2019
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Interest bearing cash	$5,712.7	$11.1	0.19%	$1,689.8	$37.1	2.20%
Investment securities and securities purchased under agreements to resell	6,634.5	120.1	1.81%	7,724.4	196.4	2.54%
Loans and loans held for sale (net of credit balances of factoring clients)	36,371.6	1,667.8	4.59%	29,775.5	1,780.8	5.98%
Operating lease equipment, net (including held for sale)	7,672.9	271.0	3.53%	7,075.6	368.4	5.21%
Indemnification assets	-	-	0.00%	1.9	2.5	NM
Average earning assets (AEA)(Non-GAAP)	56,391.7	2,070.0	3.67%	46,267.2	2,385.2	5.16%
Non-interest earning assets
Cash and due from banks	188.0			138.7
Allowance for credit losses	(1,062.8)			(488.1)
All other non-interest bearing assets	3,584.8			3,094.2
Assets of discontinued operation	-			108.6
Total Average Assets	$59,101.7			$49,120.6
Liabilities
Interest-bearing deposits and borrowings
Deposits	$41,037.3	475.8	1.16%	$33,238.8	664.9	2.00%
Borrowings	7,392.3	257.5	3.48%	6,519.0	287.1	4.40%
Total interest-bearing liabilities	48,429.6	733.3	1.51%	39,757.8	952.0	2.39%
Non-interest bearing deposits	3,003.3			1,592.8
Other non-interest bearing liabilities	1,729.1			1,601.9
Liabilities of discontinued operation	-			162.4
Stockholders' equity	5,939.7			6,005.7
Total Average Liabilities and Stockholders' Equity	$59,101.7			$49,120.6

17

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures
(dollars in millions)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

	Quarters Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Total Net Revenues(1)
Interest income	$415.2	$423.3	$481.4	$1,799.0	$2,016.8
Rental income on operating lease equipment	198.9	201.3	215.3	810.9	857.7
Finance revenue (Non-GAAP)	614.1	624.6	696.7	2,609.9	2,874.5
Interest expense	139.6	165.5	229.8	733.3	952.0
Depreciation on operating lease equipment	85.5	82.5	76.4	327.4	308.6
Maintenance and other operating lease expenses	54.2	48.6	40.7	212.5	180.7
Net finance revenue (NFR)(2) (Non-GAAP)	334.8	328.0	349.8	1,336.7	1,433.2
Other non-interest income	161.3	146.0	111.3	540.5	415.2
Total net revenues (Non-GAAP)	$496.1	$474.0	$461.1	$1,877.2	$1,848.4

NFR (Non-GAAP)	$334.8	$328.0	$349.8	$1,336.7	1,433.2
Net finance margin (NFR as a % of AEA)(NFM)(Non-GAAP)(2)	2.37%	2.27%	3.01%	2.37%	3.10%
NFM, excluding noteworthy items(2)	2.37%	2.27%	3.01%	2.37%	3.10%

Operating Expenses
Total operating expenses	$319.6	$295.5	$258.5	$1,309.9	$1,113.2
Noteworthy items(3)	38.9	0.5	-	113.6	44.0
Intangible asset amortization	8.4	8.5	5.8	33.9	23.2
Operating expenses, excluding noteworthy items	$272.3	$286.5	$252.7	$1,162.4	$1,046.0

Total net revenues (Non-GAAP)	$496.1	$474.0	$461.1	$1,877.2	$1,848.4
Net Efficiency Ratio(4) (Non-GAAP)	62.7%	60.6%	54.8%	66.0%	58.2%
Net Efficiency Ratio, excluding noteworthy items(4) (Non-GAAP)	54.9%	60.4%	54.8%	61.9%	56.6%

Average Earning Assets(5)
Average Earning Assets (Non-GAAP)	$56,508.4	$57,768.0	$46,503.7	$56,391.7	$46,267.2

	December 31,	September 30,	December 31,
	2020	2020	2019
Period End Earning Assets(5)
Loans	$36,144.6	$37,319.6	$30,998.9
Operating lease equipment, net	7,836.6	7,799.3	7,319.7
Assets held for sale	721.2	56.7	32.1
Credit balances of factoring clients	(1,719.9)	(1,320.2)	(1,176.2)
Interest-bearing cash	3,837.1	6,529.9	1,695.5
Investment securities and securities purchased under agreement to resell	7,039.0	6,608.8	7,226.8
Total earning assets (Non-GAAP)	$53,858.6	$56,994.1	$46,096.8

Average core Loans and Leases(6)
Total average loans (incl HFS, net of credit balances)	$35,590.9	$36,301.6	$30,015.0	$36,371.6	$29,775.5
Total average operating lease equipment (incl HFS)	7,845.3	7,824.4	7,225.6	7,672.9	7,075.6
Total average loans and leases	43,436.2	44,126.0	37,240.6	44,044.5	36,851.1
Average non-core portfolio, LCM	1,810.8	1,979.7	2,158.8	2,002.4	2,462.0
Average non-core portfolios, NSP	-	-	0.6	-	10.2
Average core loans and leases	41,625.4	42,146.3	35,081.2	42,042.1	34,378.9
Average MOB	5,235.1	5,852.4	-	5,892.9	-
Average core loans and leases, excluding MOB	$36,390.3	$36,293.9	$35,081.2	$36,145.3	$34,378.9

18

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures (continued)
(dollars in millions)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

	Quarters Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
ROTCE(7)
Tangible book value (Non-GAAP, reconciled on Balance Sheet table)	$5,063.0	$4,955.2	$5,378.1	$5,063.0	$5,378.1
Average tangible common equity (Non-GAAP)	$4,972.1	$4,927.9	$5,327.5	$5,038.4	$5,176.2

(Loss) income from continuing operations available to common shareholders	$(3.6)	$82.9	$121.1	$(646.4)	$510.5
Goodwill impairment, after tax	101.5	-	-	440.5	-
Intangible asset amortization, after tax	6.1	6.3	4.2	25.0	17.4
Non-GAAP income (loss) from continuing operations - for ROTCE calculation	$104.0	$89.2	$125.3	$(180.9)	$527.9
Return on average tangible common equity	8.37%	7.24%	9.41%	NM	10.20%
Non-GAAP income (loss) from continuing operations (from the following non-GAAP noteworthy tables)	$148.2	$82.7	$121.1	$(68.9)	$490.2
Intangible asset amortization, after tax	6.1	6.3	4.2	25.0	17.4
Non-GAAP income (loss) from continuing operations - for ROTCE calculation, excluding noteworthy items	$154.3	$89.0	$125.3	$(43.9)	$507.6
Preferred dividend normalization	4.7	(4.7)	4.7	-	-
Non-GAAP (loss) income from continuing operations - for ROTCE calculation, excluding noteworthy items and preferred dividend normalization	$159.0	$84.3	$130.0	$(43.9)	$507.6
Return on average tangible common equity, after noteworthy items	12.41%	7.22%	9.41%	NM	9.81%
Return on average tangible common equity, after noteworthy items and preferred dividend normalization	12.79%	6.84%	9.76%	NM	9.81%

Effective Tax Rate Reconciliation(8)
Provision (benefit) for income taxes - GAAP	$27.9	$29.5	$49.3	$(88.1)	$94.5
Income tax on noteworthy items	27.5	0.7	-	66.0	64.3
Provision (benefit) for income taxes, before noteworthy items - Non-GAAP	$55.4	$30.2	$49.3	$(22.1)	$158.8
Income tax - remaining discrete items	4.7	(0.1)	(3.2)	6.5	8.7
Provision (benefit) for income taxes, before noteworthy and discrete tax items - Non-GAAP	$60.1	$30.1	$46.1	$(15.6)	$167.5
Income (loss) from continuing operations before (benefit) provision for income taxes - GAAP	$36.5	$115.2	$179.9	$(703.4)	$623.9
Noteworthy items before tax	179.3	0.5	-	643.5	44.0
Adjusted income (loss) from continuing operations before (benefit) provision for income taxes and discrete items - Non-GAAP	$215.8	$115.7	$179.9	$(59.9)	$667.9
Effective tax rate - GAAP	76.4%	25.6%	27.4%	12.5%	15.1%
Effective tax rate, before noteworthy items - Non-GAAP	25.7%	26.1%	27.4%	36.9%	23.8%
Effective tax rate, before noteworthy and tax discrete items - Non-GAAP	27.8%	26.0%	25.6%	26.1%	25.1%

(1)Total net revenues are the combination of net finance revenue and other income, and are therefore considered a non-GAAP measurement. Total net revenues are an aggregation of all sources of revenue for the Company. Total net revenues are used by management to monitor business performance.

(2)Net finance margin and net finance margin, excluding noteworthy items are non-GAAP measures. Net finance margin is calculated by dividing net finance revenue by AEA. Net finance revenue is a non-GAAP measurement reflecting net interest revenue (interest and fees on loans, interest on interest-bearing cash, and interest/dividends on investments less interest expense on deposits and borrowings) plus net operating lease revenue (rental income on operating lease equipment less depreciation on operating lease equipment and maintenance and other operating lease expenses). Due to the nature of our loans and leases, which include a higher proportion of operating lease equipment than most bank holding companies (“BHCs”), certain financial measures commonly used by other BHCs are not as meaningful for CIT. As such, net finance margin is used by management, compared to net interest margin (a common metric used by other BHCs), which does not fully reflect the earnings of our portfolio because it includes the impact of debt costs of all our assets but excludes the net operating lease revenue. AEA is a non-GAAP measure that is calculated using balances of earning assets (the sum of loans (less the credit balances of factoring clients), operating lease equipment, net, assets held for sale, interest-bearing cash, investment securities, securities purchased under agreements to resell, and indemnification asset.

(3)Management believes that adjusting for noteworthy items provides a measure of the underlying performance of the Company. Noteworthy items and the impact on various income statement line items are presented in a forthcoming table. Not all periods contain noteworthy items.

(4)Net efficiency ratio is a non-GAAP measurement used by management to measure operating expenses (before intangible asset amortization and restructuring costs) to the level of total net revenues. In order to assist in comparability to other quarters, we further adjusted the calculation due to other noteworthy items.

(5)Earning assets are utilized in certain revenue and earnings ratios. Earning assets are net of credit balances of factoring clients. This net amount represents the amounts we fund. We use the average of these balances (AEA) to calculate various metrics noted in this release.

(6)Average core loans and leases is a non-GAAP measure due to the exclusion of the portfolios listed in the table. Management uses this balance to gauge the trend in the remaining portfolio.

(7)Net income and income from continuing operations are adjusted to remove the impact of goodwill impairment and intangible asset amortization, while the average tangible common equity is reduced for disallowed deferred tax assets. In order to assist in comparability to other quarters, we also present the calculation excluding noteworthy items. Return on average tangible common equity is another metric used to evaluate our use of equity and evaluate the performance of our business. These are non-GAAP measures.

(8)The provision for income taxes before noteworthy and discrete items, adjusted income from continuing operations and the respective effective tax rates are non-GAAP measures, which management uses for analytical purposes to understand the Company’s underlying tax rate.

19

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures (continued)
(dollars in millions, except per share data)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

Net income (loss) excluding noteworthy items is a non-GAAP measure used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations. The following provides detailed information of each noteworthy item and the impact on various income statement line items for the respective periods. Not all periods contain noteworthy items.

			Pre-Tax	Income	After-tax	Per
	Description	Line Item	Balance	Tax(2)	Balance	Share

Quarter Ended December 31, 2020
Net income available to common shareholders					$(3.6)	$(0.04)
Continuing Operations	Facilities impairment charges	Operating expenses	$17.9	$(4.5)	13.4	0.14
	FCB merger costs	Operating expenses	11.4	(2.9)	8.5	0.09
	MOB merger and integration costs	Operating expenses	9.6	(2.4)	7.2	0.07
	Goodwill impairment	Goodwill impairment	140.4	(38.9)	101.5	1.03
	Deferred tax liability adjustment	Provision for income taxes		21.2	21.2	0.22
Non-GAAP net income available to common shareholders, excluding noteworthy items(1)					$148.2	$1.50

Quarter Ended September 30, 2020
Net loss available to common shareholders					$82.9	$0.84
Continuing Operations	MOB merger and integration costs	Operating expenses	$12.6	$(3.8)	8.8	0.09
	Performance Stock Units expense reversal	Operating expenses	(12.1)	3.1	(9.0)	(0.09)
Non-GAAP net loss available to common shareholders, excluding noteworthy items(1)					$82.7	$0.84

Year Ended December 31, 2020
Net loss available to common shareholders					$(646.4)	$(6.57)
Continuing Operations	MOB day 1 provision for credit losses	Provision for credit losses	$44.8	$(8.1)	36.7	0.37
	MOB merger and integration costs	Operating expenses	59.2	(16.6)	42.6	0.43
	Restructuring charges	Operating expenses	37.2	(13.6)	23.6	0.24
	Facilities impairment charges	Operating expenses	17.9	(4.5)	13.4	0.14
	FCB merger costs	Operating expenses	11.4	(2.9)	8.5	0.09
	Performance Stock Units expense reversal	Operating expenses	(12.1)	3.1	(9.0)	(0.09)
	Goodwill impairment	Goodwill impairment	485.1	(44.6)	440.5	4.48
	Deferred tax liability adjustment	Provision for income taxes		21.2	21.2	0.22
Non-GAAP net loss available to common shareholders, excluding noteworthy items(1)					$(68.9)	$(0.70)

Year Ended December 31, 2019
Net income available to common shareholders					$511.0	$5.27
Continuing Operations	Building impairment charge	Depreciation on operating lease equipment	$28.9	$(7.3)	21.6	0.22
	Restructuring charge	Other non-interest income	15.1	(3.8)	11.3	0.12
	Change in indefinite reinvestment tax assertion	Other non-interest income	-	(53.2)	(53.2)	(0.55)
Non-GAAP net income available to common shareholders, excluding noteworthy items(1)					$490.7	$5.06

Income from continuing operations available to common shareholders					$510.5	$5.27
	Building impairment charge	Depreciation on operating lease equipment	$28.9	$(7.3)	21.6	0.22
	Restructuring charge	Other non-interest income	15.1	(3.8)	11.3	0.12
	Change in indefinite reinvestment tax assertion	Other non-interest income	-	(53.2)	(53.2)	(0.55)
Non-GAAP income from continuing operations available to common shareholders, excluding noteworthy items(1)					$490.2	$5.06

(1)Items may not sum due to rounding.
(2)Income tax rates vary depending on the specific item and the entity location in which it is recorded.

20